Exhibit 25.01

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         STATEMENT OF ELIGIBILITY UNDER
                THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                   ----------

Check if an application to determine eligibility of a trustee pursuant to
Section 305(b)(2) ____


                            ZIONS FIRST NATIONAL BANK
               (Exact name of trustee as specified in its charter)


                                   87-0189025
                      (I.R.S. Employer Identification No.)


            One South Main,
         Salt Lake City, Utah                                           84111
(Address of principal executive offices)                              (Zip code)


                            Zions First National Bank
                         10 East South Temple, 5th Floor
                           Salt Lake City, Utah 84133
                     Attn: Robert A. Goodman (801) 524-4632
            (Name, address and telephone number of agent for service)


                        Medical Capital Management, Inc.
               (Exact name of obligor as specified in its charter)


              Delaware                                   88-0473359
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)


            5190 Neil Road
             Reno, Nevada                                   89502
(Address of principal executive offices)                  (Zip code)


                       Redeemable Secured Notes, Series II
                       (Title of the indenture securities)

1.   GENERAL INFORMATION. Furnish the following information as to the trustee--

     (a) Name and address of each examining or supervising authority to which it is subject.

          COMPTROLLER OF THE CURRENCY, WASHINGTON D.C.
          FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON D.C.
          THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, WASHINGTON D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          YES.

2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

     NO SUCH AFFILIATION EXISTS WITH THE TRUSTEE, ZIONS FIRST NATIONAL BANK.

     ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

16. LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility.

     1.   Articles of Association of Zions First National Bank.(1)

     2. Certificate of Authority of Zions First National Bank to Commence Business.(1)

     3.   Authorization of the trustee to exercise corporate trust powers.(1)

     4.   Bylaws of Zions First National Bank.(1)

     5.   Not Applicable.

     6. Consents of Zions First National Bank required by Section 321(b) of the Act.(2)

     7.   Latest Report of Condition of Zions First National Bank.(2)

     ----------
     (1) Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-08929.
     (2)  Attached.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Zions First National Bank, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Salt Lake City, and State of Utah, on the 9th day of January, 2003.

                                        ZIONS FIRST NATIONAL BANK


                                        By /s/ Doyle L. Arnold
                                           -------------------------------------
                                           Name: Doyle L. Arnold
                                           Title: Executive Vice President

                                    Exhibit 6

                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Medical Capital Management, Inc. of its Redeemable Secured Notes, Series II, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        ZIONS FIRST NATIONAL BANK


                                        By /s/ Doyle L. Arnold
                                           -------------------------------------
                                           Its Executive Vice President


Dated: January 9, 2003

                                    EXHIBIT 7

                      LATEST REPORT OF CONDITION OF TRUSTEE

Zions First National Bank                                              FFIEC 031
Salt Lake City, UT 84111                                               RC-1

Transmitted to EDS as 0212225 on 10/30/02 at 15:21:55 CST
FDIC Certificate Number - 02270

Consolidated Report of Condition for insured Commercial and State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                   Dollar Amounts
ASSETS                                                                                             (in Thousands)
                                                                                              -------------------------
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                                    358,134
    b. Interest-bearing balances(2)                                                                                  23

2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) 0
    b. Available-for-sale securities (from Schedule RC-B, column D) 966,508

3.  Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold in domestic offices                                                                   239,055
    b. Securities purchased under agreements to resell (3) 958,098

4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale                                                                           156,082
    b. Loans and leases, net of unearned income                                                 6,311,084
    c. LESS: Allowance for loan and lease losses                                                   87,439
                                                                                              -----------
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)                            6,223,645

5.  Trading assets (from Schedule RC-D)                                                                         366,414

6.  Premises and fixed assets (including capitalized leases)                                                    106,363

7.  Other real estate owned (from Schedule RC-M)                                                                  3,879

8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)                     34,731

9.  Customers' liability to this bank on acceptances outstanding                                                    671

10. Intangible assets:
    a. Goodwill                                                                                                  19,514
    b. Other intangible assets (from Schedule RC-M)                                                               6,600

11. Other assets (from Schedule RC-F)                                                                           822,003
                                                                                                            -----------

12. Total assets (sum of items 1 through 11)                                                                 10,261,720

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Zions First National Bank                                              FFIEC 031
Salt Lake City, UT 84111                                               RC-1

Transmitted to EDS as 0212225 on 10/31/02 at 15:21:55 CST
FDIC Certificate Number - 02270

SCHEDULE RC - CONTINUED

                                                                                                   Dollar Amounts
                                                                                                   (in Thousands)
                                                                                              -------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)                      6,536,038
       (1) Noninterest-bearing(1)                                                               1,123,082
       (2) Interest-bearing                                                                     5,412,956

    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule
       RC-E, part II)                                                                                           257,841
       (1) Noninterest-bearing                                                                          0
       (2) Interest-bearing                                                                       257,841

14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased in domestic offices (2)                                                        1,524,158
    b. Securities sold under agreements to repurchase (3)                                                       320,684

15. Trading liabilities (from Schedule RC-D)                                                                    209,540

16. Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases) (from Schedule RC-M)                                                 41,006

17. Not applicable

18. Bank's liability on acceptances executed and outstanding                                                        671

19. Subordinated notes and debentures (4)                                                                       170,125

20. Other liabilities (from Schedule RC-G)                                                                      507,247

21. Total liabilities (sum of items 13 through 20)                                                            9,567,310

22. Minority interest in consolidated subsidiaries                                                                1,490

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                                     0

24. Common stock                                                                                                 15,000

25. Surplus (exclude all surplus related to preferred stock)                                                    156,746

26. a. Retained earnings                                                                                        469,521
    b. Accumulated other comprehensive income(3)                                                                 51,653

27. Other equity capital components(5)                                                                                0

28. Total equity capital (sum of items 23 through 27)                                                           692,920

29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)                    10,261,720

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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.